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                                                               EXHIBIT (a)(1)(C)

                       NOTICE OF GUARANTEED DELIVERY FOR

                                   TEAM, INC.

            OFFER TO PURCHASE FOR CASH UP TO 1,200,000 SHARES OF ITS
                    COMMON STOCK, PAR VALUE $0.30 PER SHARE,
                     AT A PURCHASE PRICE OF $3.00 PER SHARE

     As set forth in Section 3 of the Offer to Purchase, dated May 9, 2001, this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the tender offer if:

          (a) certificates representing the shares being tendered cannot be delivered prior to the expiration date; or

          (b) the procedure for book-entry transfer cannot be completed before the expiration date; or

          (c) time will not permit a properly completed and duly executed Letter of Transmittal and all other required documents to reach the Depositary referred to below before the expiration date.

     This form, properly completed and signed, may be delivered by hand or mailed to the Depositary so that it is received by the Depositary before the expiration date. See Section 3 of the Offer to Purchase.

                    The Depositary for the tender offer is:

                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

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
           By Mail:                   By Hand Delivery:             By Overnight Courier:

     Wall Street Station              Wall Street Plaza               Wall Street Plaza
        P. O. Box 1010            88 Pine Street, 19th Floor      88 Pine Street, 19th Floor
   New York, NY 10268-1010            New York, NY 10005              New York, NY 10005
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                      FACSIMILE TRANSMISSION: 212-701-7636
                        (FOR ELIGIBLE INSTITUTIONS ONLY)

          CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE ONLY: 212-701-7624

     Delivery of this Notice of Guaranteed Delivery to an address other than those shown above does NOT constitute a valid delivery. Deliveries to Team or the Information Agent for the tender offer will NOT be forwarded to the Depositary and therefore will NOT be valid delivery. Deliveries to DTC will NOTconstitute valid delivery to the Depositary.

     This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders -------- shares of Common Stock of Team, Inc. for sale to Team, Inc. at the price of $3.00 per share net to the seller in cash, without interest, under the terms and conditions set forth in the Offer to Purchase dated May 9, 2001, and the related Letter of Transmittal, which together present the tender offer, receipt of which are hereby acknowledged.

                             ---------------------

                                    ODD LOTS

     To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares of Team Common Stock (OTHER than shares held in Team's 401(k) Plan and Employee Stock Ownership Plan).

     On the date hereof, the undersigned either (check one):

[ ] was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares; or

[ ] is a broker, dealer, commercial bank, trust company or other nominee that:

          (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder; and

          (b) believes, based upon representations made to it by each such beneficial owner, that each such person was the beneficial owner of aggregate of fewer than 100 shares, and is tendering all of such.

                             ---------------------

IF SHARES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING
INFORMATION:

Name of Tendering Institution:

--------------------------------------------------------------------------------

Telephone No.:
               ----------------------------------------------

Account No. at The Depository Trust
Company:
         ----------------------------------------------------


                              -------------------------------------------------
                                               SIGNATURE(S)

Number of Shares:
                  ------------------------------------

Certificate Nos.: (if available)

-------------------------------------------------------

Name(s) (Please Print):

------------------------------------------------------

------------------------------------------------------

Address(es):
             ----------------------------------------

------------------------------------------------------

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                 (INCLUDING ZIP CODE)

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                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17ad-15 under the Securities Exchange Act of 1934, as amended, each of the foregoing constituting an "eligible guarantor institution," guarantees the delivery to the Depositary of the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the Depositary's account at DTC, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof or Agent's Message in the case of a book entry transfer, and any other required documents, all within three American Stock Exchange trading days after the expiration date of the tender offer.

Name of Firm:
             -------------------------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Zip Code:
          --------------------------------

Area Code and Telephone Number:
                               -----------------------------------

Dated:                         , 2001
       -----------------------


                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

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